UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            September 28, 2006
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
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(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 28, 2006, Invacare Corporation entered into an amendment (the "Amendment #1") to the Receivables Purchase Agreement, dated as of September 30, 2005, the Agreement by and among Invacare Receivables Corporation, a Delaware corporation, Invacare Corporation, an Ohio corporation, as initial Servicer, the entities listed on Schedule A to the Agreement, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A., as agent for the Purchasers hereunder or any successor agent hereunder. Pursuant to Amendment #1, certain defined terms in the Agreement were modified, including among other things, the "Liquidity
Termination Date," which was extended to November 30, 2006. The above description of the terms of Amendement #1 is qualified in its entirety by reference to the full text of Amendment #1, which is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

 (c)   Exhibits

       Exhibit 10.1

               Amendment #1, dated as of September 28, 2006, to the Receivables Purchase Agreement dated as of September 30, 2005, by and among Invacare Receivables Corporation, a Delaware corporation, Invacare Corporation, an Ohio corporation, as initial Servicer, the entities listed on Schedule A to the Agreement, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A., as agent for the Purchasers hereunder or any successor agent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Chief Financial Officer



Date:  September 28, 2006